4Q22 and 2022 Financial Results January 17, 2023

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense; • The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches; • The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental, social and governance risks, such as physical or transitional risks associated with climate change, that could adversely affect our reputation, operations, business, and customers. • A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions, receipt of required regulatory approvals and other regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

4Q22 and Full Year 2022 GAAP financial summary

				Q/Q		Y/Y		Full Year			
										2022 vs. 2021	
$s in millions	4Q22	3Q22	4Q21	$/bps	%	$/bps	%	2022	2021	$/bps	%
Net interest income	$ 1,695	$ 1,665	$ 1,126	$ 30	2 %	$ 569	51 %	$ 6,012	$ 4,512	$ 1,500	33 %
Noninterest income	505	512	594	(7)	(1)	(89)	(15)	2,009	2,135	(126)	(6)
Total revenue	2,200	2,177	1,720	23	1	480	28	8,021	6,647	1,374	21
Noninterest Expense	1,240	1,241	1,061	(1)	—	179	17	4,892	4,081	811	20
Pre-provision profit	960	936	659	24	3	301	46	3,129	2,566	563	22
Provision (benefit) for credit losses	132	123	(25)	9	7	157	NM	474	(411)	885	NM
Income before income tax expense	828	813	684	15	2	144	21	2,655	2,977	(322)	(11)
Income tax expense	175	177	154	(2)	(1)	21	14	582	658	(76)	(12)
Net income	$ 653	$ 636	$ 530	$ 17	3 %	$ 123	23 %	$ 2,073	$ 2,319	$ (246)	(11) %
Preferred dividends	32	25	32	7	28	—	—	113	113	—	—
Net income available to common stockholders	$ 621	$ 611	$ 498	$ 10	2 %	$ 123	25 %	$ 1,960	$ 2,206	$ (246)	(11) %
$s in billions											
Average interest-earning assets	$ 204.5	$ 203.6	$ 168.0	$ 0.9	— %	$ 36.5	22 %	$ 194.1	$ 166.5	$ 27.6	17 %
Average deposits	$ 179.0	$ 177.6	$ 153.0	$ 1.4	1 %	$ 26.0	17 %	$ 172.1	$ 150.5	$ 21.6	14 %
Performance metrics											
Net interest margin[(1)]	3.29 %	3.24 %	2.66 %	5 bps		63 bps		3.10 %	2.71 %	39 bps	
Net interest margin, FTE[(1)]	3.30	3.25	2.66	5		64		3.10	2.72	38	
Loans-to-deposit ratio (period-end)	86.7	87.4	83.0	(75)		366		86.7	83.0	366	
ROACE	11.6	10.9	9.3	65		230		9.0	10.5	(147)	
ROTCE	18.5	17.0	13.6	150		489		13.9	15.4	(153)	
ROA	1.2	1.1	1.1	3		3		1.0	1.3	(29)	
ROTA	1.2	1.2	1.2	3		2		1.0	1.3	(30)	
Efficiency ratio	56.4	57.0	61.7	(66)		(532)		61.0	61.4	(41)	
Noninterest income as a % of total revenue	23 %	24 %	35 %	(62) bps		(1,158) bps		25 %	32 %	(707) bps	
FTEs[(2)]	18,889	19,235	17,463	(346)	(2) %	1,426	8 %	18,889	17,463	1,426	8 %
Operating leverage					1.2 %		11.1 %				0.8 %
Per common share											
Diluted earnings	$ 1.25	$ 1.23	$ 1.17	$ 0.02	2 %	$ 0.08	7 %	$ 4.10	$ 5.16	$ (1.06)	(21) %
Tangible book value	$ 27.88	$ 26.62	$ 34.61	$ 1.26	4.7 %	$ (6.73)	(19) %	$ 27.88	$ 34.61	$ (6.73)	(19) %
Average diluted shares outstanding (in millions)	495.5	497.5	426.9	(2.0)	— %	68.6	16 %	477.8	427.4	50.4	12 %

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

3

4Q22 and Full Year 2022 Underlying financial summary[1]

$s in millions	4Q22	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2022	Full Year 2021	2022 vs. 2021 $/bps	2022 vs. 2021 %
Net interest income	$ 1,695	$ 30	2%	$ 569	51%	$ 6,012	$ 4,512	$ 1,500	33%
Noninterest income	505	(7)	(1)	(89)	(15)	2,040	2,135	(95)	(4)
Total revenue	2,200	23	1	480	28	8,052	6,647	1,405	21
Noninterest expense	1,197	2	—	187	19	4,630	3,976	654	16
Pre-provision profit	1,003	21	2	293	41	3,422	2,671	751	28
Provision (benefit) for credit losses	132	9	7	157	NM	305	(411)	716	NM
Net income available to common stockholders	$ 653	$ 9	1%	$ 116	22%	$ 2,312	$ 2,284	$ 28	1%
Performance metrics									
Diluted EPS	$ 1.32	$ 0.02	2%	$0.06	5%	$ 4.84	$ 5.34	$ (0.50)	(9)%
Efficiency ratio	54.4	(48) bps		(429) bps		57.5	59.8	(231) bps	
Noninterest income as a % of total revenue	23 %	(62) bps		(1158) bps		25 %	32 %	(678) bps	
ROTCE	19.4 %	149 bps		479 bps		16.4 %	16.0 %	43 bps	
Tangible book value per share	$ 27.88	$ 1.26	5	$(6.73)	(19)	$ 27.88	$ 34.61	$ (6.73)	(19)
Operating leverage			1%		9%				5%

Notable Items Impacts *($s in millions except per share data)*	4Q22 Pre-tax	4Q22 EPS	FY2022 Pre-tax	FY2022 EPS
Integration related	$ (35)	$ (0.06)	$ (413)	$ (0.66)
TOP revenue and efficiency initiatives	(8)	(0.01)	(49)	(0.08)
Total:	$ (43)	$ (0.07)	$ (462)	$ (0.74)

4

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

5 Overview(1) See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. 4Q: Navigating well in a dynamic environment – Underlying EPS of $1.32 and ROTCE of 19.4% – Underlying PPNR of $1.0 billion, up 2% QoQ ▪ NII up 2% QoQ given improved net interest margin, up 5 bps ▪ Fees down 1% QoQ with lower mortgage fees and FX and derivative products, partly offset by improvement in capital markets fees ▪ Expenses well controlled, stable QoQ – Positive Underlying operating leverage QoQ of 1%; Underlying efficiency ratio improves to 54.4% – Period-end and average loans broadly stable, up 1% ex-auto run off; loan yields up 58 bps QoQ – Period-end and average deposits up 1% QoQ; total deposit costs up 49 bps – Provision for credit losses of $132 million and reserve build of $44 million Strong full-year 2022 results – Underlying net income of $2.4 billion, with EPS of $4.84 – Underlying PPNR of $3.4 billion, up 28% – Strong positive operating leverage of 5%; Underlying efficiency ratio improved 231 bps to 57.5% – Underlying ROTCE of 16.4% compares with 16.0% for 2021 Continued strong credit metrics – Prudent risk appetite across retail and commercial; NCOs of 22 bps up 3 bps QoQ; NPLs to loans of 0.60% vs. 0.55% at 3Q22 – Allowance for credit losses coverage ratio of 1.43% up 2 bps QoQ; compares with proforma day-1 CECL reserve of ~1.30% Strong capital, liquidity and funding – Strong CET1 ratio at upper end of target range at 10.0%(2) – Period-end LDR ratio of 87% – Asset sensitivity of 2.7% compares with 3.3% in 3Q22 – TBV/share of $27.88, up 5% QoQ

6 3.25% 0.57% (0.49)% (0.03)% 3.30% 3Q22 Asset Yields Funding Costs Cash 4Q22 $168.0B $169.3B $198.7B $203.6B $204.5B $1,126 $1,147 $1,505 $1,665 $1,695 2.66% 2.75% 3.04% 3.25% 3.30% 4Q21 1Q22 2Q22 3Q22 4Q22 ■ NII up 2% given higher net interest margin – NIM of 3.30% increased 5 bps reflecting higher earning-asset yields given higher market interest rates, partly offset by increased funding costs – Interest-earning asset yields increased 53 bps to 4.35% – Interest-bearing deposit costs up 67 bps to 123 bps; well-controlled cumulative beta of 29% Net interest income $s in millions, except earning assets NII and NIM Average interest-earning assets Net interest income NIM, FTE NII and NIM continue to benefit from rising rates and well-controlled deposit betas ■ NII up 51%, reflecting higher NIM and 22% growth in average interest-earning assets, including the impact of the HSBC and ISBC transactions – NIM of 3.30%, up 64 bps, reflects higher earning- asset yields given higher market interest rates and loan growth, partially offset by increased funding costs – Interest-earning asset yields increased 152 bps – Interest-bearing deposit costs up 110 bps NIM 3Q22 to 4Q22 Year-Over-Year Linked Quarter (1) (1) Represents the impact of higher cash balance 3Q22 to 4Q22

Noninterest income[1]

Stable fee income performance in a challenging market environment

Underlying, as applicable $s in millions	4Q22	3Q22	4Q21	$ Q/Q	$ Y/Y
Service charges and fees	$ 105	$ 109	$ 100	$ (4)	$ 5
Capital markets fees	98	89	184	9	(86)
Card fees	71	71	65	—	6
Mortgage banking fees	54	66	76	(12)	(22)
Trust and investment services fees	61	61	60	—	1
FX and derivative products	35	42	35	(7)	—
Letter of credit and loan fees	41	40	41	1	—
Securities gains, net	4	—	1	4	3
Other income[2]	36	34	32	2	4
Noninterest income	$ 505	$ 512	$ 594	$ (7)	$ (89)

Noninterest income

$s in millions



$594
$498
$525
$512
$505
4Q21
1Q22
2Q22
3Q22
4Q22

Linked Quarter

- Underlying noninterest income decreased 1%
  - Service charges and fees decreased $4 million, primarily reflecting the impact of the elimination of non-sufficient funds fees
  - Capital markets fees increased $9 million given increased underwriting and M&A advisory fees
  - Mortgage banking fees decreased $12 million driven mainly by lower production volume given higher interest rates
  - FX and derivative products revenue decreased $7 million reflecting a net $5 million negative CVA/DVA impact, while business results were relatively stable

Year-Over-Year

- Underlying noninterest income decreased 15%
  - Service charges and fees increased $5 million, reflecting the benefit of acquisitions
  - Capital markets fees decreased $86 million, reflecting lower syndications and M&A advisory fees given challenging market conditions
  - Mortgage banking fees decreased $22 million, driven by lower production volumes and lower gain-on-sale margins, partially offset by higher servicing revenue
  - Card fees increased $6 million, given higher transaction volumes

7

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Noninterest expense(1)

Well-controlled expenses drive 1% positive operating leverage and a 54.4% efficiency ratio

Underlying, as applicable $s in millions	4Q22	3Q22	4Q21	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 618	$ 622	$ 546	$ (4)	$ 72
Outside services	153	152	138	1	15
Equipment & software	168	159	144	9	24
Occupancy	108	104	81	4	27
Other operating expense	150	158	101	(8)	49
Noninterest expense	$ 1,197	$1,195	$1,010	$ 2	$ 187
Full-time equivalents (FTEs)	18,889	19,235	17,463	(346)	1,426

Underlying efficiency ratio



58.7%
64.3%
58.2%
54.9%
54.4%
4Q21
1Q22
2Q22
3Q22
4Q22

Linked Quarter

- Underlying noninterest expense broadly stable
  - Reflects modest increases in equipment and software and occupancy, largely offset by lower salaries and employee benefits and lower FDIC insurance
  - Results reflect strong expense discipline and the benefit of efficiency initiatives

Year-Over-Year

- Underlying noninterest expense increased 4% excluding HSBC/ISBC and the Commercial fee-based acquisitions that closed after 2Q21
  - Reflects increased equipment and software expense, as well as higher other operating expenses, primarily advertising, FDIC insurance and travel costs, partially offset by the benefit of efficiency initiatives

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

8

Loans and leases[1]

Loans up slightly QoQ led by Commercial

Average loans and leases[2]


$s in billions
$125.2
$129.2
$153.8
$156.9
$157.1
$0.7
$21.8
$125.2
$128.5
$132.0
$156.9
$157.1
4Q21
1Q22
2Q22
3Q22
4Q22
CFG standalone
HSBC/ISBC

Period-end loans and leases[2]


$s in billions
$128.2
$131.3
$156.2
$156.1
$156.7
$1.4
$21.7
$128.2
$129.9
$134.5
$156.1
$156.7
4Q21
1Q22
2Q22
3Q22
4Q22
CFG standalone
HSBC/ISBC

Linked Quarter

- Average loans broadly stable; up 1% ex-auto run off
  - Commercial up 1%, reflecting growth in C&I and in CRE primarily reflecting line draws and slower paydowns
  - Retail down slightly given planned run off in auto, partly offset by growth in home equity and mortgage; up 1% ex-auto run off
- Period-end loans broadly stable; up 1% ex-auto run off
  - Commercial up 1% given growth in C&I and in CRE primarily reflecting line draws and slower paydowns
  - Retail down 1% with growth in home equity and mortgage more than offset by planned run off in auto; up 1% ex-auto run off

Year-Over-Year

- Average loans up $31.9 billion, or 25%; excluding HSBC/ISBC, up 9% (11% ex-auto run off)
  - Commercial up 14% primarily reflecting growth in C&I
  - Retail up 5% with growth in mortgage and home equity, partially offset by planned run off of auto and personal unsecured installment loans; up 8% ex-auto run off
- Period-end loans up $28.5 billion, or 22%; excluding HSBC/ISBC, up 6% (9% ex-auto run off)
  - Commercial up 11% primarily driven by growth in C&I
  - Retail up 2% driven by mortgage and home equity, partly offset by planned run off in auto and personal unsecured installment loans; up 7% ex-auto run off

9

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Average funding and cost of funds(1)

Period-end and average deposits up 1% QoQ

4Q22 Average deposits



$s in billions
$153.0
$155.1
$176.4
$177.6
$179.0
0.13%
0.10%
0.18%
0.56%
1.23%
0.09%
0.07%
0.12%
0.39%
0.88%
4Q21
1Q22
2Q22
3Q22
4Q22
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Average deposits up $1.4 billion, or 1%, with growth in money market accounts, term and savings, partly offset by decreases in demand deposits and checking with interest.
- Period-end deposits up 1%, with growth in term, checking with interest and money market accounts, partly offset by lower demand deposits
- Citizens Access™ 4Q22 average balance of $7.1 billion; period-end balance of $7.8 billion
- Total deposit costs remain well controlled, up 49 bps
- Total cost of funds of 113 bps, up 51 bps
- Period-end FHLB advances of $8.5 billion, down $1.3 billion

4Q22 Average deposit mix



28%
28%
21%
4%
13%
6%
Demand
Money Market
Checking with interest
Savings
Citizens Access Savings
Term

Period-end LDR



83%
87%
87%
4Q21
3Q22
4Q22

Year-Over-Year

- Period-end deposit growth of $26.4 billion, or 17%, including $25.4 billion related to HSBC/ISBC
  - Deposits up 1% excluding HSBC/ISBC
- Average deposits up $26.0 billion, or 17%, including $25.5 billion related to HSBC/ISBC
  - Deposits broadly stable excluding HSBC/ISBC
- Total deposit costs up 79 bps and interest-bearing deposit costs up 110 bps
- Total cost of funds up 94 bps

10

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Credit quality overview

Credit provision expense (benefit); net charge-offs



$s in millions
0.14%
0.19%
0.13%
0.19%
0.22%
$45
$59
$71
$49
$123
$74
$132
$88
$(25)
$(21)
4Q21
1Q22
2Q22
3Q22
4Q22
Underlying provision expense (benefit) for credit losses(1)
Net charge-offs
Net charge-off ratio

Highlights

- NCOs of $88 million, or 22 bps of average loans and leases, up 3 bps QoQ
- Nonaccrual loans increased 5 bps QoQ to 60 bps of total loans driven by commercial, primarily related to commercial real estate
- Provision for credit losses of $132 million, with a reserve build of $44 million
- ACL to nonaccrual loans and leases ratio of 237% compares with 258% as of 3Q22 and 276% as of 4Q21

Allowance for credit losses



$s in millions
$1,934
$1,878
$2,147
$247
$1,900
$2,196
$2,240
1.51%
1.43%
1.37%
1.41%
1.43%
4Q21
1Q22
2Q22
3Q22
4Q22
Allowance for credit losses
Allowance for credit losses - ISBC
Allowance to loan coverage ratio(2)

Nonaccrual loans



$s in millions
$702
$789
$839
$86
$753
$852
$944
0.55%
0.60%
0.54%
0.55%
0.60%
4Q21
1Q22
2Q22
3Q22
4Q22
Nonaccrual loans
Nonaccrual loans - ISBC
Nonaccrual loans to total loans

11

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Allowance for credit losses

Allowance for credit losses


$s in millions
$2,196
$(19)
$63
$2,240
3Q22
Portfolio changes
Economic and qualitative factors
4Q22

ACL coverage ratio

	3Q22	4Q22
Retail	**1.33%**	**1.31%**
Commercial	**1.48%**	**1.54%**
C&I	1.36%	1.36%
CRE	1.69%	1.86%
Leasing	1.86%	1.59%
Total	**1.41%**	**1.43%**

Commentary

- The increase in the ACL reserve coverage to 1.43% primarily reflects higher reserves against CRE exposures
- The key macroeconomic assumptions reflect a moderate recession over the two-year reasonable and supportable period:
  - Peak unemployment of ~6% and peak-to-trough GDP decline of ~1.5%
  - Collateral value peak-to-trough declines:
    - Home price index ~13%
    - Used cars and trucks ~16%
- Additionally, qualitative factors are incorporated in the allowance framework to account for other considerations
- Additional detail on the CRE portfolio is provided in the appendix on page 32

Note: Portfolio Changes represent run off, changes in credit quality, aging of existing portfolio and utilization changes. Economic/Qualitative changes represent changes to macroeconomic variables and qualitative factors, including management overlays.

12

Capital remains strong

$s in billions (period-end)	4Q21	1Q22	2Q22	3Q22	4Q22
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 15.7	$ 15.6	$ 17.9	$ 18.3	$ 18.6
Risk-weighted assets	$158.8	$161.9	$187.7	$187.2	$185.2
Common equity tier 1 ratio	9.9 %	9.7 %	9.6 %	9.8 %	10.0 %
Tier 1 capital ratio	**11.1 %**	**10.9 %**	**10.6 %**	**10.9 %**	**11.1 %**
Total capital ratio	**12.7 %**	**12.5 %**	**12.3 %**	**12.6 %**	**12.8 %**
Tangible common equity ratio	8.1 %	7.1 %	6.6 %	6.1 %	6.3 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
3Q22	**9.8 %**	**$26.62**	
Net Income	0.35	1.33	5.0 %
Common and preferred dividends	(0.12)	(0.50)	(1.9)%
RWA decrease	0.10		
Treasury stock	(0.08)	(0.10)	(0.4)%
Goodwill and intangibles	(0.01)	(0.03)	(0.1)%
AOCI	—	0.53	2.0 %
Other	0.01	0.03	0.1 %
Total change	0.25	1.26	4.7 %
4Q22	**10.0 %**	**$27.88**	

Highlights

- 4Q22 CET1 ratio of 10.0% compares with 9.8% in 3Q22
- TBV/share of $27.88, up 4.7% QoQ; tangible common equity ratio of 6.3%, up 20 bps QoQ
  - HTM securities designation of ~30% at quarter end
- Paid $208 million in common dividends to shareholders in 4Q22
- Repurchased $150 million of common stock in 4Q22
  - Remaining Board authorized capacity of $850 million at December 31, 2022

13

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Consumer Banking - differentiated growth opportunities

1 NYC/NJ

Encouraged by early success with HSBC branches; repositioning retail model across ISBC franchise in Spring 2023

↑8%
Retail deposit growth
in HSBC branches since Feb 2022, over 3x CFG legacy

~1.5x
Customer acquisition rate
within acquired HSBC branches relative to CFG legacy markets

#6-ranked
Branch network[1]
in NY Metro based on ~200 total branches

↑25+ points
NPS improvement
March to December 2022 across acquired HSBC branches

Potential for outsized retail customer growth across HSBC/ISBC branches
(Avg. # of households per branch)


~4K
~3K
~1K
Legacy CFG Boston/ Philadelphia metro
HSBC Branches
ISBC

2 Wealth

Strong momentum in Wealth reflecting a reorientation towards financial planning-led advice

↑4%
Wealth fees
YoY growth in FY22 despite challenging market conditions

$21B AUM
As of 12/31/2022

~19%
% of customers with a financial plan[2]
Up ~2x YoY

↑6%
Wealth sales
YoY increase in FY22 to a new all-time high

Significant fee opportunity within our attractive footprint


CFG
~2.2% share of investable assets (vs. ~3% industry avg.)[3]

200+
Private client team
Launched during 4Q22; expect to hire 200+ new Advisors and Relationship managers in 2023 to drive penetration and investable asset wallet share

14

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Consumer Banking - differentiated growth opportunities

3 National digital expansion

Development of our modern cloud-based digital platform creates unique opportunities

~2.2 million(1)
Retail households outside regional footprint

+74%
Citizens Access™ deposit growth in 2022

Roadmap for national digital platform

Modernize tech | Deepen | Grow nationally

2018 ✓ Launched Citizens Access™

2022 ✓ Migrated Citizens Access™ to cloud-based platform
✓ Added education and mortgage
✓ Launched mobile app

2023 ☐ Introduce checking and credit card
☐ Enhance digital platform capabilities

2025+ ☐ Converge legacy core with Citizens Access to create single integrated platform

4 Citizens Pay/HELOC

Innovation is driving distinctive ways to grow customers
Prudently finding ways to selectively grow super prime loans

Citizens Pay™ delivering solid results while maintaining portfolio quality

Significant momentum in FY2022
- ✓ Strong origination levels with new partners
- ✓ Added ~150 new partners
- ✓ Late-stage deal pipeline largest since business inception

Portfolio quality reflects prudent growth
- ✓ Delinquencies and charge-off rates trending better than prime credit card
- ✓ Weighted average FICO of ~740 for FY2022 originations

Continuing to innovate
- ✓ Awarded Banking Tech Awards USA 'Best Innovation' category
- ✓ Launched Citizens Pay™ mobile app and BestBuy Upgrade program
- ✓ Plan to launch direct-to-consumer merchant solution in 1H2023

Introduced Citizens Fastline™

Industry-leading HELOC journey enabled by advanced analytics and digital innovation

Ranked #1 nationally(2)

17%
HELOC growth
in balances since 12/31/21; 4Q22 originations: ~780 avg. FICO, 67% combined LTV

~82
NPS
in 4Q22, up 20+ points since 2020

~17 days
Median cycle time
from application to close in 4Q22, 8 days faster than a non-Fastline app.

15

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Commercial Banking acquisitions add capabilities and drive strong performance

Commercial acquisitions fully integrated and delivering results

WESTERN RESERVE PARTNERS

2Q17 *- Cleveland M&A advisory firm (Industrial focus)*

BOWSTRING ADVISORS

2Q19 *- Atlanta M&A advisory firm (Services focus)*

TRINITY CAPITAL INVESTMENT BANKING

1Q20 *- Los Angeles M&A advisory firm (Franchise focus)*

Willamette Management Associates

3Q21 *- Chicago, Atlanta, Portland (Valuation services)*

JMP

4Q21 *- San Francisco investment bank (Tech, healthcare, fintech focus)*

DH CAPITAL

2Q22 *- New York M&A advisory firm (Technology infrastructure focus)*

Built a leading capital markets and advisory platform

- Full debt and equity underwriting capabilities
- High-touch M&A execution
- Deep expertise in attractive verticals
- Strong financial sponsor relationships
- National coverage with seven offices

Capital Markets fees



~20% CAGR
104
136
194
179
216
250
428
368
2015
2016
2017
2018
2019
2020
2021
2022
Acquisitions
Legacy CFG

16

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

17 Citizens Commercial Banking delivers a full-service suite of capabilities ■ Delivering Debt Capital Markets platform to advisory clients ■ Focusing on private equity sponsors through advisory, subscription finance, LBOs, public market capital ■ Deepening relationships with enhanced Treasury Solutions, Global Markets capabilities ■ Growing mid-corporate client base through geographic expansion into NY Metro, Southeast, Texas, California Financial Services Aerospace, Defense and Government Services Industrials Business Services HealthcareConsumer Food & Restaurants Gaming, Lodging and Leisure Transportation and Logistics Expertise in attractive verticals Broad capabilities and strong execution Technology Multiple avenues for revenue synergies

TOP programs drive improving financial performance

Transforming how we operate and deliver for customers and colleagues

TOP program benefits



$s in millions
~$200
~$140
~$115
~$115
~$105
~$425
~$115
~$100
2014 TOP 1
2015 TOP 2
2016 TOP 3
2017 TOP 4
2018 TOP 5
2019-2021 TOP 6
2022 TOP 7
2023 TOP 8
Revenue
Efficiencies and tax

TOP 7 achieved pre-tax run-rate benefit of ~$115 million as of YE2022

Launched new TOP 8 program

Select examples

Enterprise and business initiatives

- Mature agile delivery model and strengthen end-to-end customer journeys and platforms
- Streamline product originations and reduce fulfillment costs
- Vendor cost management
- Continue to optimize branch network
- Organization simplification

Technology initiatives

- Implementation of overall infrastructure strategy, including data center closures, migration to the cloud, network transformation, and organization rationalization
- Continue to rationalize applications and standardize technology platforms
- Begin initiative to converge fragmented legacy platforms to an integrated modern banking platform

TOP 8 program targeting ~$100MM pre-tax run-rate benefit by YE2023

18

FY2023 Outlook vs. 2022

	2022 Underlying[1]	2023 Underlying outlook
Net interest income	$6,012MM	Up 11-14%
NIM	3.10%	Gradual rise from 3.30% in 4Q22 towards ~3.40% by 4Q23
Loans	$149.3B average loans $156.7B spot loans	Up 4-5% Target Auto run-off of ~$3B spot; spot growth of ~2% ex-auto run off
Earning assets	$194.1B average earning assets	Up 3-4%
Noninterest income	$2,040MM	Up 7-9%
Noninterest expense	$4,630MM	Up ~7%; up 3.5-4% ex HSBC/ISBC full-year acquisition impact and FDIC premium increase FY2023 efficiency ratio 200 basis points lower
Net charge-off ratio	18 bps	Low to mid 30's basis points
CET1 ratio[2]	10.0%	Upper-end of 9.50-10% target range Expect capital return to shareholders to approach 100%
Tax rate	22.2%	~22%

Full-year 2023 outlook commentary

- FY2023 ROTCE in the high-teens
- Focusing on balance sheet optimization, deepening customer relationships
- Expect 400 to 500 basis points of positive operating leverage
- Cumulative deposit beta at YE2023 of high 30s, with 2023 deposit growth of ~3% average, decline of ~2-3% spot
- ACL ratio in the 1.45-1.50% range, dependent on macro environment

Key 2023 economic and rate assumptions

- FY2023 average real GDP of ~1%, CPI of ~3.5% and YE2023 unemployment rate of ~4%
- 25 basis point hike in February and March; first 25 basis point rate cut in 4Q23
- Forward curve as of December-end with 10-year Treasury rate ~3.50% by YE2023

19

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

1Q23 outlook vs.4Q22

	4Q22 Underlying[1]	1Q23 Underlying outlook
Net interest income	$1,695MM	Down ~2% reflecting day count impact
NIM	3.30%	Up low to mid single digits
Loans	$157.1B average loans	Stable; up ~1% ex-auto run off
Noninterest income	$505MM	Down 2-4% reflecting seasonality
Noninterest expense	$1,197MM	Up 3-4% given seasonally higher comp expense and FDIC insurance premium increase
CET1 ratio[2]	10.0%	Upper end of 9.5-10% target range
Tax rate	21.4%	~22%

20

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Medium-term financial targets[1]

ROTCE	~16-18%
CET1	~9.50-10.00%
Dividend payout ratio	~35-40%
Efficiency Ratio	<55%

Commentary

- Committed to generating strong and stable returns, positive operating leverage and prudent capital management
  - Expect to see a recovery in loan and deposit growth over the medium term
  - NII downside protected versus falling rates; Fees expected to grow meaningfully
  - Expense discipline and BSO will continue
  - Credit projected to be stable as the economy strengthens
  - Meaningful return of capital to shareholders
- Key economic assumptions:
  - Real GDP growth of ~1% for 2023; trending towards ~3% annually over the medium term
  - Unemployment rate of ~4% by YE2023; stable from there over the medium term
  - Further rate cuts expected over 2024 to settle in the 2.5 to 3% range over the medium term

21

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

22 – Multi-year investments in fee-generation capabilities, including strategic acquisitions – New York market entry provides significant revenue growth potential – Capital Markets well positioned to benefit when market volatility eases – Driving momentum in Wealth with launch of Citizens Private Client in 4Q22; hiring 200+ Financial Advisors and Relationship Managers Positive outlook for Citizens Building a formidable balance sheet with strong capital, liquidity and funding, and a prudent risk appetite – Tightened risk appetite and selective in growing loans, emphasizing attractive relationship-oriented commercial loan growth – Prudent hedging to manage a more predictable and stable outlook for NII as we benefit from the higher rate environment – Improved deposit franchise supports NIM expansion and drives improved beta performance expectations this cycle – Focused on delivering strong returns and positive Underlying operating leverage – Significantly strengthened technology, digital and data capabilities Disciplined offense to drive strong performance over the medium term Managing prudently while playing offense, executing on strategic initiatives Executing on strategic initiatives and TOP efficiency programs – Continuing to invest in strategic initiatives that will deliver superior revenue growth in the medium term – Integration of ISBC progressing well, conversion on track for 1Q23; expect to deliver planned expense synergies – TOP 7 achieved ~$115 million pre-tax run-rate benefit by YE2022; Launched TOP 8 targeting ~$100 million pre-tax run-rate benefit by YE2023 Strong defense to manage the risks of a dynamic environment – Interest-bearing deposit costs remain well-controlled with a cumulative beta of 29%; YE2023 cumulative beta in the upper 30s – Period-end LDR ratio of 87%; strong liquidity and funding position – CET1 ratio increased to 10.0%, at top end of target range; positioned for meaningful share repurchases in 2023 Positive outlook and momentum

Appendix

24 Underlying FY2022 performance vs. guidance(1) See pages 26-27 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25. Underlying FY22 guidance (April 2022) Underlying FY22 results Total CFG Total CFG Net interest income Up 27-30% or ~$5.7-$5.9B Up 33.2% or $6.0B Balance sheet Avg. Loans Up 20-22% 20.9% Avg. Earning Assets Up 14-16% 16.6% Noninterest income Up 3-7% or ~$2.2-$2.3B (4.0)% or $2.0B Noninterest expense Up 16-18% or ~$4.6-$4.7B 16.0% or $4.6B Net charge-off ratio Broadly stable/down slightly Down 8 bps CET1 ratio(2) ~9.75% 10.0% Tax rate ~22-23% 22.2%

25 Net income available to common shareholders and EPS $s in millions, except per share data é2% $982 $1,003 3Q22 4Q22 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions é0.1% $3.5 2 $3.5 6 é2% $156.9 $157.1 3Q22 4Q22 $177.6 $179.0 3Q22 4Q22 1.22% 1.25% 3Q22 4Q22 17.9% 19.4% 3Q22 4Q22 $644 $653 $1.30 $1.32 3Q22 4Q22 é1% Pre-provision profit $s in millions See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. é149 bps é3 bps é1%

26 $710 $1,003 4Q21 4Q22 Year-over-year Underlying results(1) Return on average total tangible assets é41% Average loans $s in billions é25% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 — bps $3.5 6 $125.2 $157.1 4Q21 4Q22 $153.0 $179.0 4Q21 4Q22 1.25% 1.25% 4Q21 4Q22 14.6% 19.4% 4Q21 4Q22 é17% Pre-provision profit $s in millions é479 bps $537 $653 $1.26 $1.32 4Q21 4Q22 See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. é5% é22%

27 $2,671 $3,422 FY2021 FY2022 Full year underlying results(1) Return on average total tangible assets é28% Average loans $s in billions é21% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê17 bp $3.5 6 $123.6 $149.3 FY2021 FY2022 $150.5 $172.1 FY2021 FY2022 1.34% 1.17% FY2021 FY2022 16.0% 16.4% FY2021 FY2022 é14% Pre-provision profit $s in millions é43 bps $2,284 $2,312 $5.34 $4.84 FY2021 FY2022 See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. ê9% é1%

Investors integration update

Rigorous coordination across businesses, operations and technology to drive smooth conversion



Investors conversion
4Q22
1Q23
Completed early conversion of mortgage portfolio
Completed 2nd data conversion test
Completed two full-simulation conversion dress rehearsals
Mailed customer welcome packages
Launch branch Ambassador Program and prepare for call center surge staffing
Commercial client outreach and training
Feb 17 - 20: Full branch and systems conversion
Commence legacy Investors systems decommissioning

Commentary

- Transition of accounts and services to Citizens' systems and branch conversion on target for mid-February
- Confident in successful integration given rigorous planning, coordination, testing and practice runs
  - Completed two data conversion tests and two full-simulation dress rehearsals with positive results
  - Conducting extensive one-on-one coordination with Commercial clients
  - Augmenting branches with experienced CFG managers through Ambassador Program leveraged successfully during HSBC conversion
  - Adding help-line resources to assist clients over and following the conversion weekend
  - Comprehensive conversion weekend preparation including
    - Central and sub-unit command center structures
    - Minute-by-minute conversion plans
    - Key performance indicators and reporting
    - Scenario analysis and issue resolution protocols in place

On track to achieve $130 million targeted pre-tax run-rate net expense synergies (~30% of Investors' 2021 expense base), by mid-2023. ~70% achieved through year-end 2022

28

29 New York Metro go-to-market strategy Building significant momentum with a focus on taking market share in NY Metro ■ Broad-based marketing initiated in September 2022 – Engaging in multi-channel marketing to build our brand with local businesses and consumers, focused on mass affluent/young professionals – Leveraging national/regional marketing in a local way ■ Deploy Citizens’ diverse consumer lending and Wealth capabilities across expanded footprint ■ Improve household growth and retention with enhanced branch tools and capabilities ■ Migrate to advice-based model; enhance sales coverage for Wealth, Mortgage and Business Banking ■ Leverage advanced data analytics capabilities for efficient marketing and personalized offers Introducing Citizens brand to New York Metro ■ Deploy Citizens' middle market coverage model to build local scale ■ Deliver lending, client hedging, and advisory services ■ Extend market-leading capital markets and treasury solutions across the client base – M&A and valuation services – Real-time payments, receivables automation, integrated payables, commercial card, and trade finance Consumer Banking Commercial Banking

30 Stabilizing and protecting NII and NIM $19.1 $0.6 $30.2 $27.0 $16.3 $5.6 $7.1 $7.1 $7.1 $4.1 $12.0 $19.2 $15.4 $10.2 $5.5 $3.9 $4.5 $2.0 $0.1 2023 2024 2025 2026 2027 2028 Cash flow hedges are the primary tool to manage interest rate exposure Receive fixed cash flow swaps - average notional balances $ billions at 12/31/22 ALM hedging activity update ■ ALM hedge actions taken in 4Q22 reflect a transfer of $3 billion of 'down-rate' protection from 2023 to 2024 and beyond ■ Current and planned hedge position should maintain a 4Q24 NIM floor of ~3.20% in a down 200 basis points scenario(2) Pre-2022 executions 1Q22-3Q22 executions (1) Expressed on a 1-month Libor equivalent basis (2) Represents an accelerated gradual 200 bps decrease in interest rates from January 1, 2024 to June 30, 2024 compared with a base case where market forward rates are realized W.A. receive fixed rate at 12/31/22(1) 2.3% 2.4% 2.4% 3.0% 3.2% 4Q22 executions 2.0%

$82.2B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)		Outstanding balance	% of total CFG
C&I			
Finance and Insurance			
Capital call facilities	$	6.8	4 %
Other Finance and Insurance		5.3	3
Other Manufacturing		4.5	3
Technology		4.4	3
Accommodation and Food Services		3.6	2
Health, Pharma, Social Assistance		3.1	2
Professional, Scientific, and Technical Services		3.1	2
Wholesale Trade		3.0	2
Retail Trade		2.4	2
Other Services		2.7	2
Energy & Related		2.3	1
Rental and Leasing		1.5	1
Consumer Products Manufacturing		1.5	1
Administrative and Waste Management Services		1.7	1
Arts, Entertainment, and Recreation		1.6	1
Automotive		1.3	1
Other [1]		3.1	2
Total C&I	$	51.7	33 %
CRE			
Multi-family	$	8.7	6 %
Office		6.3	4
Retail		3.3	2
Industrial		3.2	2
Co-op		1.8	1
Hospitality		0.6	—
Other [1]		4.9	3
Total CRE	$	28.9	18 %
Total Commercial loans & leases [2]	$	82.1	52 %
Total CFG	$	156.7	100 %

Commercial portfolio risk ratings[3]



$s in billions
$57.5
$81.1
$82.2
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
3%
14%
19%
64%
4%
14%
18%
64%
4Q19
3Q22
4Q22

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$11 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

31

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

Commercial Real Estate

by Geography

Other	
CA	7 %
TX	6 %
VA	3 %
FL	3 %
NC	2 %
WA	2 %
GA	2 %
Other	11 %


Midwest
4%
36%
53%
Mid-Atlantic
7%
New England

by Property Type


Land
Construction
2%
16%
Unsecured (excl. REITs)
2%
REIT corporate facilities
8%
Other
3%
69%
Income producing

$28.9B CRE portfolio

- Migrated CRE portfolio toward larger, well-capitalized institutional and upper-middle market borrowers
- Strong client selection including institutional and private developers with long-term Citizens relationships
- CRE portfolio is ~87% project-secured, ~70% income producing and ~16% construction
- Construction is focused on multi-family, industrial, life science and credit tenant office
- 2022 originations focused on multi-family, industrial, including data centers, life science and credit tenant leased projects
- The Office portfolio of $6.3 billion includes ~$2.2 billion, or ~35%, of credit tenant and life sciences which continue to be viewed favorably
  - The remaining is general office which is seeing some property-specific pressure related to lease rates and occupancy
  - ~95% of general office is income producing, with over two-thirds located in suburban areas
- Multi-family is ~75% term financing of income producing properties, predominantly in the NYC and NJ markets with the rest largely Class A construction across diverse MSAs
- Retail is well diversified across tenancy and geography. This sector is generally stable as the pandemic has abated

CRE ACL coverage ratio

	$ billions	ACL %
Multi-family	$ 8.7	0.95 %
Office*	6.3	3.40 %
All other	13.9	1.75 %
Total CRE	**$ 28.9**	**1.86 %**

*General office of $4.0 billion has an ACL coverage ratio of 4.92%

32

33 38% 39% 41% 33% 34% 33% 18% 17% 17% 5% 5% 5%6% 5% 4% 4Q19 3Q22 4Q22 40% 19% 17% 4% 13% 7% $74.5B Retail credit portfolio See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. 800+ 740-799 680-739 640-679 <640 $61.6 $74.5 $s in billions Retail portfolio FICOs(2) $75.0 Home equity Retail loans(1) Residential mortgages Auto Education - in school Education - refinance Other retail ~94% of retail portfolio > 680 Super-prime/prime* ~75% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~54% ■ Home equity – FICO ~765 – ~45% secured by 1st lien – ~98% CLTV less than 80% – ~90% CLTV less than 70% ■ Auto – FICO ~740 – Weighted-average LTV of ~85% ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~740 – Citizens PayTM – FICO ~730; incorporates loss sharing High quality, diverse portfolio '* Super-prime/prime defined as FICO of 680 or above at origination

34 Delinquency by product type See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 36. September 30, 2022 (%) December 31, 2022 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.30% 0.14% 0.07% 0.03% 0.46% 99.14% 0.29% 0.05% 0.04% 0.48 % Commercial real estate 99.31% 0.47% 0.08% 0.01% 0.13% 99.30% 0.18% 0.16% — % 0.36 % Leases 99.93% 0.07% — % — % — % 99.73% 0.27% — % — % — % Total commercial 99.32% 0.26% 0.07% 0.02% 0.33% 99.20% 0.25% 0.09% 0.03% 0.43 % Residential mortgages(1) 97.40% 0.22% 0.14% 1.44% 0.80% 97.68% 0.32% 0.15% 1.07% 0.78 % Home equity 97.87% 0.30% 0.11% — % 1.72% 97.68% 0.46% 0.14% — % 1.72 % Automobile 98.31% 1.00% 0.29% — % 0.40% 97.93% 1.24% 0.37% — % 0.46 % Education 99.33% 0.24% 0.15% 0.03% 0.25% 99.30% 0.28% 0.13% 0.03% 0.26 % Other retail 98.04% 0.70% 0.49% 0.32% 0.45% 97.71% 0.81% 0.55% 0.41% 0.52 % Total retail 98.03% 0.41% 0.19% 0.60% 0.77% 98.02% 0.52% 0.21% 0.46% 0.79 % Total 98.69% 0.33% 0.13% 0.30% 0.55% 98.65% 0.38% 0.14% 0.23% 0.60%

Allocation of allowance for credit losses by product type

$s in millions	September 30, 2022 Loans and Leases	Allowance	Coverage	December 31, 2022 Loans and Leases	Allowance	Coverage
Allowance for Loans and Lease Losses						
Commercial and industrial[1]	$50,989	$582	1.14 %	$51,836	$581	1.12 %
Commercial real estate	28,681	421	1.47	28,865	456	1.58
Leases	1,444	27	1.86	1,479	23	1.59
Total commercial	81,114	1,030	1.27	82,180	1,060	1.29
Residential mortgages	29,548	197	0.67	29,921	207	0.69
Home equity	13,684	68	0.50	14,043	89	0.63
Automobile	13,155	137	1.04	12,292	131	1.07
Education	13,094	307	2.35	12,808	268	2.09
Other retail	5,545	241	4.33	5,418	228	4.21
Total retail loans	75,026	950	1.27	74,482	923	1.24
Total loans and leases	$156,140	$1,980	1.27 %	$156,662	$1,983	1.27 %
Allowance for Unfunded Lending Commitments[2]*						
Commercial[1]		$172	1.48 %		$207	1.54 %
Retail		44	1.33		50	1.31
Total allowance for unfunded lending commitments		$216			$257	
Allowance for credit losses[2]	$156,140	$2,196	1.41 %	$156,662	$2,240	1.43 %

*Coverage ratios reflect total allowance for credit losses for the respective portfolio.

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

35

Notable items[1]

Quarterly results for third and fourth quarter 2022 and fourth quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, full year 2022 results include notable items representing the day-one CECL provision expense ("double count") related to the HSBC and ISBC transactions. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	4Q22		3Q22		4Q21		FY 2022		FY 2021	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —	$ (31)	$ (23)	$ —	$ —
EPS Impact -Noninterest income		$ —		$ —		$ —		$ (0.05)		$ —
Salaries & benefits	$ (13)	$ (9)	$ (17)	$ (12)	$ (3)	$ (2)	$ (98)	$ (72)	$ (3)	$ (2)
Outside services	(15)	(12)	(11)	(8)	(22)	(17)	(89)	(67)	(28)	(21)
Equipment and software	(1)	(1)	—	—	(1)	(1)	(1)	(1)	(1)	(1)
Occupancy	—	—	(2)	(1)	—	—	(2)	(1)	—	—
Other expense	(6)	(4)	(7)	(5)	(3)	(2)	(23)	(16)	(3)	(2)
Noninterest expense	$ (35)	$ (26)	$ (37)	$ (26)	$ (29)	$ (22)	$ (213)	$ (157)	$ (35)	$ (26)
EPS Impact - Noninterest expense		$ (0.06)		$ (0.06)		$ (0.05)		$ (0.34)		$ (0.06)
ISBC/HSBC Day 1 CECL provision expense ("double count")	$ —	$ —	$ —	$ —	$ —	$ —	$ (169)	$ (126)	$ —	$ —
EPS Impact - Provision for credit losses		$ —		$ —		$ —		$ (0.26)		$ —
Tax integration cost	—	—	—	—	—	—	—	(6)	—	—
EPS Impact - Tax integration cost		$ —		$ —		$ —		$ (0.01)		$ —
Total Integration Costs	$ (35)	$ (26)	$ (37)	$ (26)	$ (29)	$ (22)	$ (413)	$ (312)	$ (35)	$ (26)
EPS Impact - Total integration related		$ (0.06)		$ (0.06)		$ (0.05)		$ (0.66)		$ (0.06)

Other notable items - primarily tax and TOP	4Q22		3Q22		4Q21		FY 2022		FY 2021	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (3)	$ —	$ —
Other notable items- TOP & other actions										
Salaries & benefits	$ (2)	$ (2)	$ —	$ —	$ (2)	$ (2)	$ (12)	$ (9)	$ 11	$ 8
Outside services	(2)	(1)	(9)	(7)	(15)	(11)	(24)	(18)	(32)	(24)
Equipment and software	(1)	—	—	—	(1)	(1)	(9)	(6)	(16)	(12)
Occupancy	(2)	(2)	—	—	(5)	(4)	(3)	(3)	(18)	(13)
Other expense	(1)	(1)	—	—	1	1	(1)	(1)	(15)	(11)
Noninterest expense	$ (8)	$ (6)	$ (9)	$ (7)	$ (22)	$ (17)	$ (49)	$ (37)	$ (70)	$ (52)
Total Other Notable Items	$ (8)	$ (6)	$ (9)	$ (7)	$ (22)	$ (17)	$ (49)	$ (40)	$ (70)	$ (52)
EPS Impact - Other Notable Items		$ (0.01)		$ (0.01)		$ (0.04)		$ (0.08)		$ (0.12)
Total Notable Items	$ (43)	$ (32)	$ (46)	$ (33)	$ (51)	$ (39)	$ (462)	$ (352)	$ (105)	$ (78)
Total EPS Impact		$ (0.07)		$ (0.07)		$ (0.09)		$ (0.74)		$ (0.18)

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

36

37 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. PPP loan balances were $165 million and $121 million as of September 30, 2022 and December 31, 2022, respectively. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. f. NIM excluding elevated cash adjusts interest-earning assets to exclude the impact of cash above targeted operating levels. Notes Notes on slide 3 - 4Q22 and Full Year 2022 GAAP financial summary 1) See general note a). 2) Full-time equivalent employees. Notes on slide 4 - 4Q22 and Full Year 2022 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 7 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 8 - Noninterest expense 1) See above note on non-GAAP financial measures. Notes on slide 9 - Loans and leases 1) See above note on non-GAAP financial measures. 2) See general note c). Notes on slide 10 - Average funding and cost of funds 1) See note on non-GAAP financial measures. Notes on slide 11 - Credit quality overview 1) See note on non-GAAP financial measures. 2) Allowance for credit losses to nonperforming loans and leases. Notes on slide 13 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, in connection with the Federal Reserve’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $923 million since January 1, 2020, or $231 million, will be phased in over the same time frame. 3) See general note c). Notes on slide 14 - Consumer Banking - differentiated growth opportunities 1) Weighted average branch share assuming in-store counted as 0.33 and based on 6/30/22 FDIC data. 2) Household data as of November 2022. 3) McKinsey/Finalta 2018 study. Notes on slide 15 - Consumer Banking - differentiated growth opportunities 1) Based on September 2022 data. 2) Ranked #1 nationally in new HELOC commitments for the nine months ending September 2022 according to Inside Mortgage Finance.

38 Notes continued Notes on slide 19 - FY2023 Outlook vs. 2022 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 20 - 1Q23 outlook vs.4Q22 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 21 - Medium-term financial targets 1) See note on non-GAAP financial measures. Notes on slide 24 - Underlying FY2022 performance vs. guidance 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 25 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 26 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 27 - Full year underlying results 1) See note on non-GAAP financial measures. Notes on slide 31 - Commercial credit portfolio 1) Includes deferred fees and costs. 2) Excludes PPP loans of $121 million as of December 31, 2022. 3) Reflects period end balances. Notes on slide 33 - Retail credit portfolio 1) See general note c). 2) Reflects period-end loan balances. Notes on slide 34 - Delinquency by product 1) 90+ days past due and accruing includes $316 million and $425 million of loans fully or partially guaranteed by the FHA, VA, and USDA at December 31, 2022 and September 30, 2022, respectively. Notes on slide 35 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio includes total retail allowance for unfunded lending commitments and total retail allowance for loan losses in the numerator and total retail loans in the denominator. Notes on slide 36 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q22 Change						2022 Change	
					3Q22		4Q21				2021	
		4Q22	3Q22	4Q21	$	%	$	%	2022	2021	$	%
Noninterest income, Underlying:												
Noninterest income (GAAP)	A	$505	$512	$594	($7)	(1%)	($89)	(15%)	$2,009	$2,135	($126)	(6%)
Less: Notable items		–	–	–	–	–	–	–	(31)	–	(31)	(100)
Noninterest income, Underlying (non-GAAP)	B	$505	$512	$594	($7)	(1%)	($89)	(15%)	$2,040	$2,135	($95)	(4%)
Total revenue, Underlying:												
Total revenue (GAAP)	C	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,021	$6,647	$1,374	21%
Less: Notable items		–	–	–	–	–	–	–	(31)	–	(31)	(100)
Total revenue, Underlying (non-GAAP)	D	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,052	$6,647	$1,405	21%
Noninterest expense, Underlying:												
Noninterest expense (GAAP)	E	$1,240	$1,241	$1,061	($1)	–%	$179	17%	$4,892	$4,081	$811	20%
Less: Notable items		43	46	51	(3)	(7)	(8)	(16)	262	105	157	150
Noninterest expense, Underlying (non-GAAP)	F	$1,197	$1,195	$1,010	$2	–%	$187	19%	$4,630	$3,976	$654	16%
Pre-provision profit:												
Total revenue (GAAP)	C	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,021	$6,647	$1,374	21%
Less: Noninterest expense (GAAP)	E	1,240	1,241	1,061	(1)	–	179	17	4,892	4,081	811	20
Pre-provision profit (GAAP)		$960	$936	$659	$24	3%	$301	46%	$3,129	$2,566	$563	22%
Pre-provision profit, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,052	$6,647	$1,405	21%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,197	1,195	1,010	2	–	187	19	4,630	3,976	654	16
Pre-provision profit, Underlying (non-GAAP)		$1,003	$982	$710	$21	2%	$293	41%	$3,422	$2,671	$751	28%
Provision (benefit) for credit losses, Underlying:												
Provision (benefit) for credit losses (GAAP)		$132	$123	($25)	$9	7%	$157	NM	$474	($411)	$885	NM
Less: Notable items		–	–	–	–	–	–	–	169	–	169	100
Provision (benefit) for credit losses, Underlying (non-GAAP)		$132	$123	($25)	$9	7%	$157	NM	$305	($411)	$716	NM
Income before income tax expense, Underlying:												
Income before income tax expense (GAAP)	G	$828	$813	$684	$15	2%	$144	21%	$2,655	$2,977	($322)	(11%)
Less: Expense before income tax benefit related to notable items		(43)	(46)	(51)	3	7	8	16	(462)	(105)	(357)	NM
Income before income tax expense, Underlying (non-GAAP)	H	$871	$859	$735	$12	1%	$136	19%	$3,117	$3,082	$35	1%
Income tax expense, Underlying:												
Income tax expense (GAAP)	I	$175	$177	$154	($2)	(1%)	$21	14%	$582	$658	($76)	(12%)
Less: Income tax benefit related to notable items		(11)	(13)	(12)	2	15	1	8	(110)	(27)	(83)	NM
Income tax expense, Underlying (non-GAAP)	J	$186	$190	$166	($4)	(2%)	$20	12%	$692	$685	$7	1%
Net income, Underlying:												
Net income (GAAP)	K	$653	$636	$530	$17	3%	$123	23%	$2,073	$2,319	($246)	(11%)
Add: Notable items, net of income tax benefit		32	33	39	(1)	(3)	(7)	(18)	352	78	274	NM
Net income, Underlying (non-GAAP)	L	$685	$669	$569	$16	2%	$116	20%	$2,425	$2,397	$28	1%
Net income available to common stockholders, Underlying:												
Net income available to common stockholders (GAAP)	M	$621	$611	$498	$10	2%	$123	25%	$1,960	$2,206	($246)	(11%)
Add: Notable items, net of income tax benefit		32	33	39	(1)	(3)	(7)	(18)	352	78	274	NM
GAAP)	N	$653	$644	$537	$9	1%	$116	22%	$2,312	$2,284	$28	1%

39

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q22 Change						2022 Change	
					3Q22		4Q21				2021	
		4Q22	3Q22	4Q21	$/bps	%	$/bps	%	2022	2021	$/bps	%
Operating leverage:												
Total revenue (GAAP)	C	$2,200	$2,177	$1,720	$23	1.05%	$480	27.98%	$8,021	$6,647	$1,374	20.68%
Less: Noninterest expense (GAAP)	E	1,240	1,241	1,061	(1)	(0.12)	179	16.93	4,892	4,081	811	19.88
Operating leverage						1.17%		11.05%				0.80%
Operating leverage, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$2,200	$2,177	$1,720	$23	1.05%	$480	27.98%	$8,052	$6,647	$1,405	21.15%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,197	1,195	1,010	2	0.16	187	18.63	4,630	3,976	654	16.46
Operating leverage, Underlying (non-GAAP)						0.89%		9.35%				4.69%
Efficiency ratio and efficiency ratio, Underlying:												
Efficiency ratio	E/C	56.36 %	57.02%	61.68 %	(66) bps		(532) bps		60.99 %	61.40 %	(41) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	54.42	54.90	58.71	(48) bps		(429) bps		57.51	59.82	(231) bps	
Noninterest income as a % of total revenue, Underlying:												
Noninterest income as a % of total revenue	A/C	23 %	24%	35 %	(62) bps		(1,158) bps		25 %	32 %	(707) bps	
Noninterest income as a % of total revenue, Underlying	B/D	23	24	35	(62) bps		(1,158) bps		25	32	(678) bps	
Underlying:												
Effective income tax rate	I/G	21.16%	21.80%	22.40 %	(64) bps		(124) bps		21.93 %	22.10 %	(17) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	21.37	22.00	22.61	(63) bps		(124) bps		22.19	22.21	(2) bps	
Return on average common equity and return on average common equity, Underlying:												
Average common equity (GAAP)	O	$21,276	$22,246	$21,320	($970)	(4%)	($44)	—%	$21,724	$21,025	$699	3%
Return on average common equity	M/O	11.56 %	10.91%	9.26 %	65 bps		230 bps		9.02 %	10.49 %	(147) bps	
Return on average common equity, Underlying (non-GAAP)	N/O	12.15	11.52	9.97	63 bps		218 bps		10.64	10.86	(22) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:												
Average common equity (GAAP)	O	$21,276	$22,246	$21,320	($970)	(4%)	($44)	—%	$21,724	$21,025	$699	3%
Less: Average goodwill (GAAP)		8,171	8,131	7,092	40	—	1,079	15	7,872	7,062	810	11
Less: Average other intangibles (GAAP)		199	228	56	(29)	(13)	143	NM	181	54	127	235
Add: Average deferred tax liabilities related to goodwill (GAAP)		424	424	383	—	—	41	11	413	381	32	8
Average tangible common equity	P	$13,330	$14,311	$14,555	($981)	(7%)	($1,225)	(8%)	$14,084	$14,290	($206)	(1%)
Return on average tangible common equity	M/P	18.46 %	16.96%	13.57 %	150 bps		489 bps		13.91 %	15.44 %	(153) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	19.40	17.91	14.61	149 bps		479 bps		16.41	15.98	43 bps	
Return on average total assets and return on average total assets, Underlying:												
Average total assets (GAAP)	Q	$224,970	$225,473	$187,228	($503)	—%	$37,742	20%	$215,061	$185,106	$29,955	16%
Return on average total assets	K/Q	1.15 %	1.12%	1.12 %	3 bps		3 bps		0.96 %	1.25 %	(29) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	1.21	1.18	1.20	3 bps		1 bps		1.13	1.30	(17) bps	

40

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q22 Change						2022 Change	
		4Q22	3Q22	4Q21	3Q22		4Q21		2022	2021	2021	
					$/bps	%	$/bps	%			$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:												
Average total assets (GAAP)	Q	$224,970	$225,473	$187,228	($503)	—%	$37,742	20%	$215,061	$185,106	$29,955	16%
Less: Average goodwill (GAAP)		8,171	8,131	7,092	40	—	1,079	15	7,872	7,062	810	11
Less: Average other intangibles (GAAP)		199	228	56	(29)	(13)	143	NM	181	54	127	235
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	424	383	—	—	41	11	413	381	32	8
Average tangible assets	R	$217,024	$217,538	$180,463	($514)	—%	$36,561	20%	$207,421	$178,371	$29,050	16%
Return on average total tangible assets	K/R	1.19 %	1.16%	1.17 %	3 bps		2 bps		1.00 %	1.30 %	(30) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	1.25	1.22	1.25	3 bps		— bps		1.17	1.34	(17) bps	
Tangible book value per common share:												
Common shares - at period-end (GAAP)	S	492,282,158	495,843,793	422,137,197	(3,561,635)	(1%)	70,144,961	17%	492,282,158	422,137,197	70,144,961	17%
Common stockholders' equity (GAAP)		$21,676	$21,132	$21,406	$544	3	$270	1	$21,676	$21,406	$270	1
Less: Goodwill (GAAP)		8,173	8,160	7,116	13	—	1,057	15	8,173	7,116	1,057	15
Less: Other intangible assets (GAAP)		197	199	64	(2)	(1)	133	208	197	64	133	208
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	424	383	(2)	—	39	10	422	383	39	10
Tangible common equity	T	$13,728	$13,197	$14,609	$531	4%	($881)	(6%)	$13,728	$14,609	($881)	(6%)
Tangible book value per common share	T/S	$27.88	$26.62	$34.61	$1.26	5%	($6.73)	(19%)	$27.88	$34.61	($6.73)	(19%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:												
Average common shares outstanding - basic (GAAP)	U	493,293,981	495,651,083	424,697,880	(2,357,102)	—%	68,596,101	16%	475,959,815	425,669,451	50,290,365	12%
Average common shares outstanding - diluted (GAAP)	V	495,478,398	497,477,501	426,868,106	(1,999,103)	—	68,610,292	16	477,803,142	427,435,818	50,367,325	12
Net income per average common share - basic (GAAP)	M/U	$1.26	$1.23	$1.17	$0.03	2	$0.09	8	$4.12	$5.18	($1.06)	(20)
Net income per average common share - diluted (GAAP)	M/V	1.25	1.23	1.17	0.02	2	0.08	7	4.10	5.16	(1.06)	(21)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	1.32	1.30	1.26	0.02	2	0.06	5	4.86	5.37	(0.51)	(9)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	1.32	1.30	1.26	0.02	2	0.06	5	4.84	5.34	(0.50)	(9)

41

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS							FULL YEAR			
				4Q22 Change						2022 Change	
	4Q22	3Q22	4Q21	3Q22		4Q21		2022	2021	2021	
				$/bps	%	$/bps	%			$/bps	%
Other income, Underlying											
Other income (GAAP)	$36	$34	$32	$2	6%	$4	13%	$82	$89	($7)	(8%)
Less: Notable items	—	—	—	—	—	—	—	(31)	—	(31)	(100)
Other income, Underlying (non-GAAP)	$36	$34	$32	$2	6%	$4	13%	$113	$89	$24	27%
Salaries and employee benefits, Underlying:											
Salaries and employee benefits (GAAP)	$633	$639	$551	($6)	(1%)	$82	15%	$2,549	$2,132	$417	20%
Less: Notable items	15	17	5	(2)	(12)	10	200	110	(8)	118	NM
Salaries and employee benefits, Underlying (non-GAAP)	$618	$622	$546	($4)	(1%)	$72	13%	$2,439	$2,140	$299	14%
Outside services, Underlying:											
Outside services (GAAP)	$170	$172	$175	($2)	(1%)	($5)	(3%)	$700	$595	$105	18%
Less: Notable items	17	20	37	(3)	(15)	(20)	(54)	113	60	53	88
Outside services, Underlying (non-GAAP)	$153	$152	$138	$1	1%	$15	11%	$587	$535	$52	10%
Equipment and software, Underlying:											
Equipment and software (GAAP)	$170	$159	$146	$11	7%	$24	16%	$648	$610	$38	6%
Less: Notable items	2	—	2	2	100	—	—	10	17	(7)	(41)
Equipment and software, Underlying (non-GAAP)	$168	$159	$144	$9	6%	$24	17%	$638	$593	$45	8%
Occupancy, Underlying:											
Occupancy (GAAP)	$110	$106	$86	$4	4%	$24	28%	$410	$333	$77	23%
Less: Notable items	2	2	5	—	—	(3)	(60)	5	18	(13)	(72)
Occupancy, Underlying (non-GAAP)	$108	$104	$81	$4	4%	$27	33%	$405	$315	$90	29%
Other operating expense, Underlying:											
Other operating expense (GAAP)	$157	$165	$103	($8)	(5%)	$54	52%	$585	$411	$174	42%
Less: Notable items	7	7	2	—	—	5	250	24	18	6	33
Other operating expense, Underlying (non-GAAP)	$150	$158	$101	($8)	(5%)	$49	49%	$561	$393	$168	43%

42

43 Non-GAAP financial measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21 QUARTERLY TRENDS 4Q22 Change 4Q22 3Q22 4Q21 3Q22 4Q21 $/bps % $/bps % Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21: Noninterest expense (GAAP) A $1,240 $1,241 $1,061 ($1) —% $179 17% Less: Notable items 43 46 51 (3) (7) (8) (16) Less: HSBC & ISBC Acquisition Impact 129 130 — (1) (1) 129 100 Less: Commercial fee based acquisition expenses closed after 2Q21 37 37 20 — — 17 85 Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP) B $1,031 $1,028 $990 $3 —% $41 4% $s in millions, except ratio data

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS						
					4Q22 Change			
					3Q22		4Q21	
		4Q22	3Q22	4Q21				
Total Loans, excluding HSBC & ISBC								
Total Loans (GAAP)	C	$156,662	$156,140	$128,163	$522	—%	$28,499	22%
Less: HSBC & ISBC Acquisition Impact		20,420	21,171	—	(751)	(4)	20,420	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	D	$136,242	$134,969	$128,163	$1,273	1%	$8,079	6%
Total Commercial Loans, excluding HSBC & ISBC								
Total Commercial Loans (GAAP)	E	$82,180	$81,114	$60,350	$1,066	1%	$21,830	36%
Less: HSBC & ISBC Acquisition Impact		15,093	15,749	—	(656)	(4)	15,093	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	F	$67,087	$65,365	$60,350	$1,722	3%	$6,737	11%
Total Retail Loans, excluding HSBC & ISBC								
Total Retail Loans (GAAP)	G	$74,482	$75,026	$67,813	($544)	(1%)	$6,669	10%
Less: HSBC & ISBC Acquisition Impact		5,327	5,422	—	(95)	(2)	5,327	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	H	$69,155	$69,604	$67,813	($449)	(1%)	$1,342	2%
Total Average Loans, excluding HSBC & ISBC								
Average Loans (GAAP)	I	$157,099	$156,879	$125,209	$220	—%	$31,890	25%
Less: HSBC & ISBC Acquisition Impact		20,804	21,417	—	(613)	(3)	20,804	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	J	$136,295	$135,462	$125,209	$833	1%	$11,086	9%
Average Commercial Loans, excluding HSBC & ISBC								
Average Commercial Loans (GAAP)	K	$82,468	$82,047	$58,900	$421	1%	$23,568	40%
Less: HSBC & ISBC Acquisition Impact		15,518	15,925	—	(407)	(3)	15,518	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	L	$66,950	$66,122	$58,900	$828	1%	$8,050	14%
Average Retail Loans, excluding HSBC & ISBC								
Average Retail Loans (GAAP)	M	$74,631	$74,832	$66,309	($201)	—%	$8,322	13%
Less: HSBC & ISBC Acquisition Impact		5,286	5,492	—	(206)	(4)	5,286	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	N	$69,345	$69,340	$66,309	$5	—%	$3,036	5%

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